Exhibit (d)(i)
WATERS INSTRUMENTS, INC.
1995 STOCK OPTION PLAN
SECTION 1.
DEFINITIONS
     As used in the Plan, the following terms will have the following meanings:
     (a) “Company” will mean Waters Instruments, Inc., a Minnesota corporation.
     (b) “Affiliates” will mean a Parent or Subsidiary of the Company.
     (c) “Parent” will mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.
     (d) “Subsidiary’ will mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.
     (e) “Plan” will mean the Waters Instruments, Inc. 1995 Stock Option Plan, as it may be amended from time to time, including the forms of Incentive Stock Option Agreements and Nonqualified Stock Option Agreements approved for use under the Plan by the Board of Directors of the Company (the ‘Board’) or Committee (as defined below) from time to time.
     (f) “Option Stock” will mean the Common Stock of the Company (subject to adjustment as described in Section II) reserved for options under to the Plan.
     (g) “Optionee” will mean a person to whom an incentive stock option or nonqualified stock option has been granted under the Plan.
     (h) “Committee” will mean a Stock Option Committee consisting of two or more members of the Company’s Board of Directors (the “Board”) or other persons who are appointed by and serve at the pleasure of the Board and who are “disinterested” persons within the meaning of Rule 16b-3, or any successor provision of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. As of the Effective Date (as defined in Section 3 below), a “disinterested” person under Rule 16b-3 generally means a person who, among other things, has not been, at any time within one (1) year prior to such person’s appointment to the Committee, and who will not be, while serving on such Committee, granted or awarded options under the Plan, or under any other plan of the Company or any of its Affiliates entitling participants to acquire Option Stock, stock options, stock appreciation rights or similar rights that have an exercise or conversion privilege or a value derived from equity securities issued by the Company or its Affiliates, except to the extent permitted by Rule 16b-3, or any successor provision.

     (i) “Internal Revenue Code” will mean the Internal Revenue Code of 1986, as amended from time to time.
     j) “Section” will mean a Section of the Plan unless the context expressly indicates otherwise.
SECTION 2.
PURPOSE
     The purpose of the Plan is to promote the success of the Company and its Affiliates by facilitating the employment and retention of competent persons and by providing performance incentives to officers, directors, employees and consultants upon whose efforts the success of the Company and its Affiliates depends.
     The Company intends to carry out the Plan through the granting of stock options under Section 8 which will qualify as “Incentive Stock Options’ under the provisions of Section 422 of the Internal Revenue Code or any successor provision, and through the granting of nonqualified stock options under Section 9.
SECTION 3.
EFFECTIVE DATE OF PLAN
     The Plan will be effective as of the date it is adopted by the Board (the “Effective Date”), subject to approval by the shareholders of the Company (the “Shareholders”).
     Final adoption of the Plan will be and is expressly subject to the condition that it be approved by the shareholders of the Company within twelve (12) months after the Plan is adopted by the Board.
SECTION 4.
ADMINISTRATION
     The Plan will be administered by the Board or, to the extent empowered by the Board, by the Committee, if any. The Board will have all of the powers vested in it by the Plan, including but not limited to the exclusive authority to determine, in its sole discretion, whether an incentive stock option or nonqualified stock option will be granted, the individuals to whom, and the time or times at which, such options will be granted, the number of shares subject to each option, the option price and other terms and conditions of each option. The Committee will have only such powers as are granted to it by the Board. The Board, or the Committee as the case may be, will have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option agreements (which may vary from Optionee to Optionee) evidencing each option and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s or the Committee’s interpretation of the Plan, as the case may be, and all actions taken and determinations made by the Board or Committee under the Plan, as the case may be, will be conclusive and binding on all parties concerned. No member of the Board or the Committee, as the case may be, will be liable for any action taken or determination made in good faith in connection with the administration of the Plan.
     If the Board appoints a Committee, any action of the Committee under the Plan may only be taken by a majority vote of the Committee members or by a written resolution adopted by all members of the Committee.
SECTION 5.
STOCK
     The Option Stock under the Plan will consist of One Hundred Fifty Thousand (150,000) shares of authorized but unissued shares of Common Stock of the Company which will be reserved and available for options under the Plan; provided, however, the total number of shares of Option Stock will be subject to adjustment as provided in Section 1. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to its exercise, the shares of Option Stock allocable to the unexercised portion of such option will continue to be reserved for options under the Plan and an Optionee may be granted an option under the Plan to purchase such Option Stock.
     Options to purchase shares of Common Stock of the Company are outstanding under the Company’s prior incentive stock option and nonqualified option plan (the “Old Option Plan Stock’). For the purposes of determining the number of shares of Common Stock as to which incentive stock options or nonqualified options may be granted under the Plan, the Old Option Plan Stock will be counted as Option Stock. If an outstanding option with respect to Old Option Plan Stock for any reason expires or is terminated prior to its exercise, the shares of Option Stock allocable to the unexercised portion of such Old Option Plan Stock will then be reserved for options under the Plan and an Optionee may be granted an option under the Plan to purchase such Option Stock.
SECTION 6.
DURATION OF PLAN
     Incentive stock options may be granted under the Plan from time to time during a period of ten (10) years from the Effective Date. Nonqualified stock options may be granted under the Plan from time to time after the Effective Date and until the Plan is discontinued or terminated by the Board.

SECTION 7.
PAYMENT
     Optionees may pay for shares of Option Stock upon exercise of options granted under the Plan with cash, a certified check, Common Stock of the Company valued at such stock’s then “fair market value” as defined in Section 8(d) below, or such other form of payment as may be authorized by the Board or Committee, as the case may be. The Board or the Committee, as the case may be, may, in its sole discretion, limit the forms of payment available to an Optionee and may exercise such discretion at any time prior to the termination of the option granted to an Optionee or upon any exercise of an option by an Optionee.
SECTION 8.
TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS
     No person may be granted an incentive stock option under the Plan unless the Optionee is an employee of the Company or of an Affiliate. The Board or the Committee, as the case may be, will from time to time, in its discretion and without approval of the Shareholders, may designate those employees of the Company or of any Affiliate to whom incentive stock options will be granted under the Plan.
     The Board or the Committee, as the case may be, may grant additional incentive stock options under the Plan to some or all Optionees then holding options or may grant such options solely or partially to new Optionees. In designating Optionees, the Board or the Committee, as the case may be, will also determine the number of shares of Option Stock that will be subject to the option granted to each such Optionee.
     Each incentive stock option granted under the Plan will be evidenced by a written stock option agreement (an “Incentive Stock Option Agreement’). The Incentive Stock Option Agreements will be in such form as may be approved from time to time by the Board or the Committee, as the case may be, and may vary from Optionee to Optionee; provided, however, that each Optionee and each Incentive Stock Option Agreement will comply with and be subject to the following terms and conditions:
     (a) Number of Shares and Option Price. Each Incentive Stock Option Agreement will state the total number of shares of Option Stock covered by the Incentive Stock Option. To the extent required to qualify the option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, the option price per share will not be less than one hundred percent (100%) of the fair market value of the Option Stock per share on the date the option is granted; provided, however, that, if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option price per share of an incentive stock option granted to such Optionee will not be less than one hundred ten percent (110%) of the fair market value of the Option Stock per share on the date of the grant of the incentive stock option. The Board or the

Committee, as the case may be, will have full authority and discretion in determining the option price and will be fully protected in so doing.
     (b) Term and Exercisability of Incentive Stock Option. Each Incentive Stock Option Agreement will state the term during which the incentive stock option may be exercised. Such term will be established for each incentive stock option by the Board or the Committee, as the case may be. To the extent required to qualify the option as an Incentive Stock Option under Section 422 of the Internal Revenue Code, or any successor provision, in no event will any incentive stock option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the incentive stock option granted to such Optionee will be exercisable during a term of not more than five (5) years after the date on which it is granted. Each Incentive Stock Option Agreement will state when the incentive stock option becomes exercisable and will also state the maximum term during which the incentive stock option may be exercised. In the event an incentive stock option is exercisable immediately, the manner of exercise of the incentive stock option in the event it is not exercised in full immediately will be stated. The Board or the Committee, as the case may be, may accelerate the exercise date of any incentive stock option granted under the Plan which is not immediately exercisable as of the date of grant.
     (c) Other Provisions. Each Incentive Stock Option Agreement will contain such other provisions as the Board or the Committee, as the case may be, may deem advisable, including, without limitation, rights of repurchase and transfer restrictions with respect to any shares of Option Stock acquired by Optionee by the exercise of the option. Each Incentive Stock Option Agreement will contain such limitations and restrictions upon the exercise of the option as may be necessary to ensure that such option will be considered an “Incentive Stock Option’ as defined in Section 422 of the Internal Revenue Code or to conform to any change in it.
     (d) Fair Market Value. For purposes of the Plan, “fair market value” per share of the Option Stock as of any applicable date will mean: (i) if the Company’s Common Stock is reported in the national market system or is listed upon an established exchange or exchanges, the reported closing price of such Common Stock in such national market system or on such stock exchange or exchanges on the date the option is granted or, if no sale of such Common Stock has occurred on that date, on the next preceding day on which there was a sale of such Common Stock; (ii) if such stock is not so reported in the national market system or listed upon an exchange, the mean between the “bid” and “asked” prices quoted by a recognized specialist in the Common Stock of the Company on the date the option is granted, or if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such Common Stock is not publicly traded as of the date the option is granted, the value determined by the Board or the Committee, as the case may be, in its sole discretion by applying principles of valuation with respect to all such options.

     (e) Holding Period. The sale or other disposition of any shares of Option Stock acquired by an Optionee by the exercise of an incentive stock option granted under the Plan will be eligible for the favorable taxation treatment of Section 421(a) of the Internal Revenue Code if no disposition of such shares of Option Stock is made by Optionee within two (2) years from the date of the granting of the option under which the shares of Option Stock were acquired nor within one (1) year after the acquisition of such shares by the exercise of such option, or such other periods as may be prescribed by the Internal Revenue Code. In the event of an Optionee’s death, such holding period will not be applicable pursuant to Section 421(c)(1) of the Internal Revenue Code.
SECTION 9.
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS
     No person may be granted a nonqualified stock option under the Plan unless the Optionee is a director, officer, employee, consultant or advisor of the Company or of an Affiliate. The Board or the Committee, as the case may be, may from time to time, at its discretion and without approval of the Shareholders, designate those directors, officers, employees, consultants or advisors of the Company or of any Affiliate to whom nonqualified stock options will be granted; provided, however, that consultants or advisors will not be eligible to receive stock options under the Plan unless such consultant or advisor renders bona-fide services to the Company or Affiliate and such services are not in connection with the offer or sale of securities in a capital-raising transaction.
     The Board or the Committee, as the case may be, may grant additional nonqualified stock options under the Plan to some or all Optionees then holding options or may grant such options solely or partially to new Optionees. In designating Optionees, the Board or the Committee, as the case may be, will also determine the number of shares of Option Stock that will be subject to the option granted to each such Optionee.
     Each nonqualified stock option granted under the Plan will be evidenced by a written stock option agreement (a ‘Nonqualified Stock Option Agreement”). The Nonqualified Stock Option Agreement will be in such form as may be approved from time to time by the Board or the Committee, as the case may be, and may vary from Optionee to Optionee; provided, however, that each Optionee and each Nonqualified Stock Option Agreement will comply with and be subject to the following terms and conditions:
     (a) Number of Shares and Option Pricing. Each Nonqualified Stock Option Agreement will state the total number of shares of Option Stock covered by the nonqualified stock option. Unless otherwise determined by the Board or the Committee, as the case may be, the option price per share will be equal to one hundred percent (100%) of the fair market value of the Option Stock per share on the date the Board or the Committee grants the option. For purposes hereof, the “fair market value” of a share of Option Stock will have the same meaning as in Section 8(d).
     (b) Term and Exercisability of Nonqualified Stock Option. The term during which any nonqualified stock option granted under the Plan may be exercised will be established in each case by the Board or the Committee, as the case may be. Each Nonqualified Stock Option Agreement will state when the nonqualified stock option becomes exercisable and will also state the term during which the option may be exercised. In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately will be stated. The Board or the Committee, as the case may be, may accelerate the exercise date of any nonqualified stock option which is not immediately exercisable as of the date of grant.
     (c) Withholding. The Company or any Affiliate will be entitled to withhold and deduct from future wages of an Optionee of a nonqualified stock option all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related taxes attributable to the Optionee’s exercise of a nonqualified stock option. If an Optionee is required under the Nonqualified Stock Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such federal, state and local withholding and employment-related taxes, the Board or the Committee, as the case may be, may, in its discretion and pursuant to such rules as it may adopt, permit the Optionee to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Option Stock otherwise issuable to the Optionee as a result of the nonqualified stock option’s exercise equal to the amount required to be withheld for tax purposes. Any Option Stock elected to be withheld will be valued at its “fair market value,’ as defined in Section 8(d), as of the date the amount of tax to be withheld is determined under applicable tax law. The Optionee’s election to have shares of Option Stock withheld for this purpose will be made on or before the date the nonqualified stock option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Such election will also comply with such rules as may be adopted by the Board or the Committee, as the case may be, to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 19341 if applicable.
     (d) Other Provision . Each Nonqualified Stock Option Agreement authorized under this Section will contain such other provisions as the Board or the Committee, as the case may be, deems advisable, including, without limitation, rights of repurchase and transfer restrictions with respect to any shares of Option Stock acquired by the Optionee by the exercise of the nonqualified stock option.
SECTION 10.
TRANSFER OF OPTION
     No incentive or nonqualified stock option will be transferable, in whole or in part, by an Optionee other than by will or by the laws of descent and distribution and, during an Optionee’s lifetime, an incentive or nonqualified stock option may be exercised only by an Optionee. If an Optionee attempts any transfer of any option granted under the Plan during the Optionee’s lifetime, such transfer will be void and the nonqualified or incentive stock option, to the extent not fully exercised, will terminate.

SECTION 11.
RECAPITALIZATION, SALE, MERGER, EXCHANGE
CONSOLIDATION OR LIQUIDATION
     In the event of an increase or decrease in the number of shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Option Stock reserved by the Plan and the number of shares of Option Stock covered by each outstanding incentive and nonqualified stock option and the price per share of such Option Stock will be equitably adjusted by the Board or the Committee, as the case may be, to reflect such change. Additional shares of Option Stock which may be credited by such adjustment will be subject to the same restrictions as are applicable to the shares of Option Stock with respect to which the adjustment relates.
     In the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, reclassification, extraordinary dividend, divestiture (including a spin-off), or liquidation of the Company (collectively referred to as a ‘transaction”), the Board may, in connection with the Board’s adoption of the plan for such transaction, provide for one or more of the following: (i) the equitable acceleration of the exercisability of any or all outstanding incentive and nonqualified stock options; (ii) the complete termination of the Plan and cancellation of outstanding incentive and nonqualified stock options not exercised prior to a date specified by the Board (which date will give Optionees a reasonable period of time in which to exercise the incentive and nonqualified stock options prior to the effectiveness of such transaction; and (iii) the continuance of the Plan with respect to the exercise of the incentive and nonqualified stock options which were outstanding as of the date of approval by the Board of such transaction and provide to Optionees holding such incentive and nonqualified stock options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction. The grant of an incentive or nonqualified stock option under the Plan will not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 12.
INVESTMENT PURPOSE
     No shares of Option Stock will be issued under the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Option Stock to an Optionee, the Board or the Committee, as the case may be, may require the Optionee to (a) represent that the shares of Option Stock are being acquired for investment and not resale and to make such other representations as the Board or the Committee, as the case may be, deems necessary or appropriate to qualify the issuance of the shares of Option Stock as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Optionee will not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws. The Company reserves the right to place a legend on any stock certificate of Option Stock to assure compliance with this Section.
SECTION 13.
RIGHTS AS A SHAREHOLDER
     An Optionee (or Optionee’s successor or successors) will have no rights as a Shareholder with respect to any shares of Option Stock covered by an incentive or nonqualified stock option until the date of the issuance of a stock certificate evidencing such shares of Option Stock. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in the Plan).
SECTION 14.
AMENDMENT OF THE PLAN
     The Board may from time to time, insofar as the law permits, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 11, will impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of an Optionee without the consent of such Optionee. Notwithstanding the foregoing, no such revision or amendment will: (i) materially increase the number of shares of Common Stock subject to the Plan except as provided in Section 11, (ii) change the designation of the class of employees eligible to receive options, (iii) decrease the price at which options may be granted, or (iv) materially increase the benefits accruing to Optionees under the Plan, unless such revision or amendment is approved by the Shareholders. Furthermore, the Plan may not, without the approval of the Shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of “Incentive Stock Options” as defined in Section 422 of the Internal Revenue Code.
SECTION 15.
NO OBLIGATION TO EXERCISE OPTION
     The granting of an incentive or nonqualified stock option win impose no obligation upon an Optionee to exercise such option. Further, the granting of an incentive or nonqualified stock option under the Plan will not impose upon the Company or any Subsidiary any obligation to retain an Optionee in its employ as an officer, director, employee, consultant, advisor or other agent for any period.

WATERS INSTRUMENTS, INC.
1995 STOCK OPTION PLAN
INCENTIVE STOCK OPTION AGREEMENT
     THIS AGREEMENT, made effective as of this                       day of                                           ,                      , by and between Waters Instruments, Inc., a Minnesota corporation (the “Company”), and (the “Optionee”).
W I T N E S S E T H:
     WHEREAS, the Optionee on the date hereof is a key employee or officer of the Company or one of its Subsidiaries; and
     WHEREAS, the Company wishes to grant an incentive stock option to Optionee to purchase shares of the Company’s Common Stock pursuant to the Company’s 1995 Stock Option Plan (the “Plan”); and
     WHEREAS, the Company’s Board of Directors or the Board’s Stock Option Committee if so empowered by the Board, has authorized the grant of an incentive stock option to Optionee on the date of this Agreement;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and Optionee hereto agree as follows:
     1. Grant of Option. The Company hereby grants to Optionee on the date set forth above (the “Date of Grant”), the right and option (the “Option”) to purchase all or portions of an aggregate of                                            (                     ) shares of Common Stock at a per share price of $                      on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 12 of the Plan. This Option is intended to be an incentive stock option within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.
     2. Duration and Exercisability.
           a. The term during which this Option may be exercised shall terminate on                                           ,                      , unless terminated earlier under the provisions of Paragraphs 4(f), 4(g) or 4(h) below. This Option shall not be exercisable during the first year after the Date of Grant. Thereafter, on each succeeding anniversary of the Date of Grant (the “vesting date”), this Option shall become exercisable to the extent of                                            percent (                     ) of the aggregate number of shares specified in Paragraph 1, until the earlier of: (i) the time the Option shall have become exercisable to the extent of one hundred percent (100%) of the total number of shares granted, and (ii) the termination of the Option as provided herein. Once the Option becomes exercisable to the extent of one hundred percent (100%) of the aggregate number of shares specified in Paragraph 1, the Optionee may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Optionee does not purchase upon an exercise of this Option the full number of shares which Optionee is

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then entitled to purchase, Optionee may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased shares in addition to those Optionee is otherwise entitled to purchase.
          b. During the lifetime of Optionee, the accrued Option shall be exercisable only by the Optionee or by the Optionee’s guardian or other legal representative, and shall not be assignable or transferable by the Optionee, in whole or in part, other than by will or by the laws of descent and distribution.
     3. Manner of Exercise.
          a. The Option may be exercised only by Optionee (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Board of Directors may deem advisable, by delivering within the Option Period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the Option period as provided herein.
          b. Payment of the Option price by Optionee shall be in the form of cash, certified check or previously acquired shares of Common Stock of the Company, or any combination thereof; provided, however, that the Board or any Committee appointed by the Board to administer the Plan may, in its sole discretion, limit the form of payment to cash or certified check and may exercise its discretion any time prior to the termination of this Option or upon any exercise of this Option by the Optionee. Any stock so tendered as part of such payment shall be valued at its fair market value as provided in the Plan. As soon as practicable after the effective exercise of all or any part of the Option, the Optionee shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company. For purposes of this Agreement, “previously acquired shares of Common Stock” shall include shares of Common Stock that are already owned by the Optionee at the time of exercise.
     4. Miscellaneous.
          a. Employment; Rights as Shareholder. This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment. Optionee shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Optionee upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or

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other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 12 of the Plan.
          b. Investment Purpose. The Company requires as a condition to the grant and exercise of the Option that stock acquired pursuant to the Option be acquired for only investment if, in the opinion of counsel for the Company, such is required or deemed advisable under securities laws or any other applicable law, regulation or rule or any government or governmental agency. If requested by the Company, the Optionee prior to the acquisition of any Option Stock shall execute an investment letter in form and substance specified by the Company to the effect that the Optionee is acquiring Option Stock pursuant to the Option for investment purposes only and not with the intention of making any distribution of such shares and will not dispose of the Option Stock in violation of any applicable laws or this Agreement.
          c. Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 12 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Optionee’s rights with respect to any unexercised portion of the Option (i.e., Optionee shall have such “anti-dilution” rights under the Option with respect to such events, but shall not have “preemptive” rights).
          d. Shares Reserved. The Company shall at all times during the Option Period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.
          e. Withholding Taxes on Disqualifying Disposition. In the event of a disqualifying disposition of the shares acquired through the exercise of this Option, the Optionee hereby agrees to inform the Company of such disposition. Upon notice of a disqualifying disposition, the Company may take such action as it deems appropriate to insure that, if necessary to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon such disqualifying disposition and to comply with all applicable federal or state income tax laws or regulations, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Optionee. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. The Optionee may, subject to the approval and discretion of the Board of Directors or such other administrative rules it may deem advisable, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company’s Common Stock having a fair market value equal to such obligations.
          f. Termination of Employment (other than Disability or Death). If Optionee ceases to be an employee of the Company or any Subsidiary for any reason (including, without limitation, termination of employment as a result of the reorganization, sale or liquidation by the Company or the Subsidiary which employs Optionee where Optionee does not thereafter continue as an employee of the Company or another Subsidiary), other than because of disability or death, this Option shall completely terminate on the earlier of (i) the close of

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business on the three-month anniversary date of such termination of employment, and (ii) the expiration date of this Option stated in Paragraph 2 above. In such period following such termination of employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date of the Optionee’s termination of employment but had not previously been exercised. To the extent this Option was not exercisable upon such termination of employment, or if the Optionee does not exercise the Option within the time specified in this Paragraph 4(f), all rights of the Optionee under this Option shall be forfeited.
          g. Disability. If Optionee ceases to be an employee of the Company or any Subsidiary due to disability (as such term is defined in Section 22(e)(3), or any successor provision, of the Code), this Option shall completely terminate on the earlier of (i) the close of business on the six-month anniversary date of such termination of employment, and (ii) the expiration date under this Option stated in Paragraph 2 above. In such period following such termination of employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date of the Optionee’s termination of employment, but had not previously been exercised. To the extent this Option was not exercisable upon such termination of employment, or if the Optionee does not exercise the Option within the time specified in this Paragraph 4(g), all rights of the Optionee under this Option shall be forfeited.
          h. Death. If Optionee dies (i) while in the employ of the Company or any Subsidiary; (ii) within the three-month period after the termination of employment in the case of Paragraph 4(f) above; or (iii) within the six-month period after the termination of employment in the case of Paragraph 4(g) above, this Option shall terminate on the earlier of (i) the close of business on the six-month anniversary of the Optionee’s date of death, and (ii) the expiration date of this Option stated in Paragraph 2 above. In such period following Optionee’s death, this Option may be exercised by the person or persons to whom Optionee’s rights under this Option shall have passed by Optionee’s will or by the laws of descent and distribution to the extent the Option was exercisable on the vesting date immediately preceding the date of the Optionee’s date of death but had not previously been exercised. To the extent this Option was not exercisable upon the Optionee’s date of death, or if the Option is not exercised within the time specified in this Paragraph 4(h), all rights under this Option shall be forfeited.
          i. 1995 Stock Option Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Optionee and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.
          j. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Optionee and any successor or successors of the Optionee permitted by Paragraph 2(b) above.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

WATERS INSTRUMENTS, INC. (“Company”)
By:
Its:

(“Optionee”)

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WATERS INSTRUMENTS, INC.
1995 STOCK OPTION PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
     THIS AGREEMENT is made effective as of this                       day of                                           ,                      , by and between Waters Instruments, Inc., a Minnesota corporation (the “Company”), and (the “Optionee”).
W I T N E S S E T H :
     WHEREAS, Company’s Board of Directors has adopted a stock option plan known as the “Waters Instruments, Inc. 1995 Stock Option Plan” (the “Plan”) which provides for the grant of nonqualified stock options;
     WHEREAS, the Optionee is                                            of the Company on the date hereof; and
     WHEREAS, to induce the Optionee to further the Optionee’s efforts in its behalf, the Board authorized the grant of a stock option to the Optionee as of the date hereof;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, Company and the Optionee agree as follows:
     1. Grant of Option. Company grants to the Optionee, on the date of this Agreement, the option (the “Option”) to purchase                                            (                       ) shares of Common Stock of Company (the “Option Stock”) subject to the terms and conditions contained in this Agreement and the Plan, including Section 11 of the Plan which provides for certain changes of the Optionee’s rights under this Agreement under certain circumstances. This option is a nonqualified stock option and will not be treated as an incentive stock option, as defined under Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.
     2. Option Price. During the term of the Option, the purchase price for the shares of Option Stock is $                      per share (not less than the fair market value as of date of grant), and subject to changes in such price as provided in the Plan.
     3. Term of Option. Unless terminated earlier under Paragraphs 10 or 11, the Option may be exercised at any time from the date hereof until the close of business on                                          ,                      . If the Optionee does not purchase upon an exercise of this Option all of the Option Stock that the Optionee is entitled to purchase, the Optionee may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased Option Stock.
     4. Personal Exercise by Optionee. The Option will, during the lifetime of the Optionee, be exercisable only by the Optionee and will not be transferable by the Optionee, in whole or in part, other than by will or by the laws of descent and distribution (the persons to

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whom the Optionee’s rights under the Option will have passed by the Optionee’s will or by the laws of descent and distribution are the “Permitted Transferees”).
     5. Manner of Exercise of Option. The Option may only be exercised by the Optionee (or by the Optionee’s successor or successors) by the giving of written notice to Company of an election to exercise the Option. Such notice will specify the number of Option Stock to be purchased and a date (not more than 30 calendar days and not less than 10 calendar days from the date of delivery of the notice to Company) on which the Optionee will deliver payment of the full purchase price for the Option Stock being purchased. Such notice will be delivered to Company at its principal place of business. The Option will be considered exercised at the time Company receives such notice. Upon receipt of such notice and subject to Paragraph 9, Company will, on the date specified in such notice and against payment by the Optionee of the required purchase price, deliver to the Optionee certificates for the Option Stock so purchased. Payment for shares of Option Stock may only be made in the form of cash or a certified check. All requisite original issue or transfer documentary stamp taxes will be paid by Company.
     6. Rights as a Shareholder. The Optionee or a permitted transferee of the Option will have no rights as a shareholder with respect to any Option Stock covered by the Option until the date of the issuance of a stock certificate for such Option Stock. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11 of the Plan.
     7. 1995 Stock Option Plan. The Option is granted under the Plan, a copy of which has been made available to the Optionee and is hereby made a part of this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs the Option and the Optionee, and in the event of any question as to the construction of this Agreement or of a conflict between the Plan and this Agreement, the Plan will govern, except as the Plan otherwise provides.
     8. Withholding Taxes. In order to permit the Company to receive a tax deduction in connection with the exercise of this option, the Optionee agrees that as a condition to any exercise of this option, the Optionee will also pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local or other taxes required by law to be withheld with respect to the option’s exercise.
     9. Investment Purpose. Company requires as a condition to the grant and exercise of the Option that any stock acquired under the Option be acquired for only investment if, in the opinion of counsel for Company, such is required or deemed advisable under securities laws or any other applicable law, regulation or rule or any government or governmental agency. If requested by Company, the Optionee prior to the acquisition of any Option Stock will execute an investment letter in form and substance specified by Company to the effect that the Optionee is acquiring Option Stock under the Option for investment purposes only and not with the intention of making any distribution of such shares and will not dispose of the Option Stock in violation of any applicable laws or this Agreement.

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     10. Termination of Directorship. If the Optionee ceases to be a director of Company or any Affiliate for any reason (including termination of directorship as a result of the reorganization, sale or liquidation by Company of the Affiliate which retains the Optionee, where the Optionee does not thereafter continue as a director of Company or another Affiliate), other than because of death (as described below) or because of the sale, merger, consolidation or liquidation of Company (which is covered by Section 11 of the Plan), the Option will completely terminate notwithstanding Paragraph 3 of this Agreement on the earlier of (i) the close of business on the three-month anniversary date of such termination of directorship, or (ii) the expiration date of the Option set out in Paragraph 3. In the period following such termination of directorship and prior to the termination of the Option, the Option will be exercisable only to the extent the Option was exercisable on the date of termination of directorship, but had not previously been exercised.
     11. Death of Optionee. If the Optionee dies (i) while a director of Company or any Affiliate, or (ii) within the period of three months after the termination of directorship with Company or any Affiliate as provided in Paragraph 10, the Option will terminate notwithstanding Paragraph 3 of this Agreement on the earlier of (i) the close of business on the six-month anniversary date of the Optionee’s death, or (ii) the expiration date of the Option set out in Paragraph 3. In the period following the Optionee’s death and prior to the termination of the Option, the Option may be exercised only by the Permitted Transferees and only to the extent the Option was exercisable on the date of the Optionee’s death, but had not previously been exercised by the Optionee.
     12. Recapitalizations, Sales, Mergers, Exchanges, Consolidations, Liquidation. In the event of a stock dividend or stock split, the number of shares of Option Stock and the option exercise price will be adjusted as provided in Section 11 of the Plan. Similarly, in the event of a sale, merger, exchange, consolidation or liquidation of Company, the Optionee’s rights under this Agreement and with respect to the Option will be subject to change as provided in Section 11 of the Plan.
     13. Scope of Agreement. This Agreement will bind and inure to the benefit of Company and its successors and assigns and the Optionee and any Permitted Transferee.
     IN WITNESS WHEREOF, Company and the Optionee have executed this Agreement in the manner appropriate to each, as of the day and year first above written.

WATERS INSTRUMENTS, INC. (“Company”)
By:
Its:

(“Optionee”)

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